This instrument was prepared by
and upon recordation should be
returned to:

Jameson Pepple Cantu PLLC
801 Second Avenue, Suite 700
Seattle, Washington 98104
Attn: Mark C. Pepple

THE AREA ABOVE IS RESERVED FOR RECORDER'S USE

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF LEASES AND RENTS

Dated April 26, 2023

from

CSR – PARKHOUSE, LLC, a Minnesota limited liability company
as Grantor,

to

the PUBLIC TRUSTEE OF THE COUNTY OF ADAMS, COLORADO,
as Trustee,

for the benefit of

STATE FARM LIFE INSURANCE COMPANY, an Illinois corporation,
as Beneficiary

(This document serves as a Fixture Filing under Section 4-9-502, Colorado Revised Statutes)

Grantor's Organization Identification Number: 1375506600027 (MN)

THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF LEASES AND RENTS (this "**Deed of Trust**") is made and executed as of April 26, 2023, by CSR – PARKHOUSE, LLC, a Minnesota limited liability company, whose mailing address is c/o Centerspace, 800 LaSalle Avenue, Suite 1600, Minneapolis, Minnesota 55402 ("**Borrower**"), as grantor, to the PUBLIC TRUSTEE OF THE COUNTY OF ADAMS, COLORADO ("**Trustee**"), as trustee, for the benefit of STATE FARM LIFE INSURANCE COMPANY, an Illinois corporation, whose mailing address is Attn: Law Department – Investments, Loan #15060, One State Farm Plaza, A-3, Bloomington, Illinois 61710 ("**Lender**") as beneficiary, and pertains to the real estate described on Exhibit A attached hereto and made a part hereof (the "**Real Estate**").

ARTICLE ONE
RECITALS

1.1 Note.

Borrower has executed and delivered to Lender a Promissory Note (the "**Note**") of even date herewith. In the Note, Borrower promises to pay to the order of Lender the principal sum of Ninety Million Dollars ($90,000,000.00) (the "**Loan**"). This Deed of Trust secures the Loan. From the date hereof, the Loan shall be repaid with interest thereon, in monthly installments as set forth in the Note, and the entire unpaid principal balance and all accrued interest thereon shall be due and payable on May 1, 2035 (the "**Maturity Date**").

1.2 Indebtedness.

As used herein, the term "**Indebtedness**" means (a) the indebtedness evidenced by the Note, including principal, interest and prepayment premium, if any; and (b) all other sums which may at any time be due, owing or required to be paid under the Note, this Deed of Trust and the other Loan Documents (as defined in Section 1.3) including, without limitation, sums owing from or required to be paid by Borrower as a result of the breach or non-performance of any of the Obligations (as defined in ARTICLE Two), regardless of whether Borrower is personally liable for any such payment.

1.3 Loan Documents.

In addition to this Deed of Trust and the Note, there have been executed and delivered to and in favor of Lender certain other loan documents (the Note, this Deed of Trust and all other documents and instruments, whether now or hereafter existing, which evidence or secure payment of the Note or are otherwise executed in connection with the Loan, as the same may hereafter be amended, modified, supplemented or replaced from time to time, are collectively referred to herein as the "**Loan Documents**"). Notwithstanding the foregoing or any other provision hereof to the contrary, this Deed of Trust does not secure the obligations of Borrower and Centerspace, LP, a North Dakota limited partnership ("**Guarantor**"), set forth in the Environmental Indemnification Agreement in favor of Lender (the "**Environmental Indemnification Agreement**") executed by Borrower and Guarantor, or the obligations of

Guarantor set forth in the Guaranty Agreement (the "**Guaranty**") executed by Guarantor in favor of Lender, each of even date herewith.

ARTICLE TWO
THE GRANT

In order to secure (i) the payment of the Indebtedness; and (ii) the performance of any of the terms, provisions, covenants, agreements, representations, warranties, certifications and obligations contained herein or under the other Loan Documents (collectively, the "**Obligations**"), regardless of whether Borrower is personally liable for such performance and observance, and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid by Lender to Borrower, the Recitals hereinabove stated in ARTICLE One and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby irrevocably and unconditionally grants, transfers, assigns, bargains, sells and conveys to Trustee, IN TRUST, for the benefit of Lender as beneficiary, with all POWERS OF SALE, RIGHT OF ENTRY AND POSSESSION, AND STATUTORY RIGHTS in the State of Colorado a present and continuing lien upon and security interest in and to all of the following rights, interests, claims and property (collectively, the "**Secured Property**"):

(a) all the Real Estate;

(b) all buildings, structures and other improvements now or hereafter constructed, erected, installed, placed or situated upon the Real Estate (collectively, the "**Improvements**");

(c) all estate, claim, demand, right, title and interest of Borrower now owned or hereafter acquired, including, without limitation, any after-acquired title, franchise, license, remainder or reversion, in and to (i) any land or vaults lying within the right-of-way of any street, avenue, way, passage, highway or alley, open or proposed, vacated or otherwise, adjoining the Real Estate; (ii) any and all alleys, sidewalks, streets, avenues, strips and gores of land adjacent, belonging or appertaining to the Real Estate and Improvements; (iii) all rights of ingress and egress to and from the Real Estate and all adjoining property; (iv) storm and sanitary sewer, water, gas, electric, railway, telephone and all other utility services relating to the Real Estate and Improvements; (v) all land use, zoning, developmental rights and approvals, air rights, water, gas, oil, minerals, coal and other substances of any kind or character underlying or relating to the Real Estate or any part thereof; (vi) ditches and ditch rights, reservoirs, reservoir rights and storage rights, wells and well rights, well permits, springs and spring rights, groundwater rights (whether tributary, nontributary or not-nontributary), water contracts, water allotments, water taps, stock certificates, shares in ditch or reservoir or water companies, and all other rights of any kind or nature in or to the use of water, whether or not adjudicated, which are appurtenant to, historically used on or in connection with, or located on or under the Real Estate (collectively, "**Water Rights**"), together with any and all associated structures and facilities for the diversion, carriage, transmission, conveyance, measurement, storage or use of said Water Rights, and any and all easements, rights of way, fixtures, personal property, contract rights, licenses, permits or decrees associated with or used in connection with any such Water Rights or

which may be necessary for the development, operation or maintenance of such Water Rights; and (vii) each and all of the tenements, hereditaments, easements, appurtenances, other rights, liberties, reservations, allowances and privileges relating to the Real Estate or the Improvements or in any way now or hereafter appertaining thereto, including homestead and any other claim at law or in equity (collectively, the "**Appurtenances**");

(d) all leasehold estates and the right, title and interest of Borrower in, to and under any and all leases, subleases, management agreements, arrangements, concessions or agreements, written or oral, relating to the use and occupancy of the Real Estate and Improvements or any portion thereof, now or hereafter existing or entered into together with all extensions, renewals, amendments, modifications, replacements and substitutions therefor (individually, a "**Lease**" and collectively, the "**Leases**");

(e) all rents, issues, profits, proceeds, income, revenues, royalties, advantages, avails, claims against guarantors, security and other deposits (whether in the form of cash, letters of credit or other forms), advance rentals and any and all other payments or benefits now or hereafter derived, directly or indirectly, from the Real Estate and Improvements, whether under the Leases or otherwise (collectively, the "**Rents**"); subject, however, to the right, power and authority granted Borrower in the Assignment of Rents and Leases executed by Borrower to and in favor of Lender of even date herewith to collect and apply the Rents as provided therein;

(f) all right, title and interest of Borrower in and to any and all contracts, written or oral, express or implied, now existing or hereafter entered into or arising, in any manner related to the improvement, use, operation, sale, conversion or other disposition of any interest in the Secured Property, including, without limitation, all options to purchase or lease the Real Estate or Improvements or any portion thereof or interest therein, or any other rights, interests or greater estates in the rights and properties comprising the Secured Property, now owned or hereafter acquired by Borrower (collectively, the "**Contract Rights**");

(g) all general intangibles of Borrower, including, without limitation, goodwill, trademarks, trade names, option rights, permits, licenses, insurance policies and proceeds therefrom, rights of action and books and records relating to the Real Estate or Improvements (collectively, the "**Intangible Personal Property**");

(h) all right, title and interest of Borrower in and to all fixtures, equipment and tangible personal property of every kind, nature or description attached or affixed to or situated upon or within the Real Estate or Improvements, or both, provided the same are used, usable or intended to be used for or in connection with any present or future use, occupation, operation, maintenance, management or enjoyment of the Real Estate or Improvements (collectively, the "**Tangible Personal Property**");

(i) all proceeds of the conversion, voluntary or involuntary, of any of the Secured Property into cash or other liquidated claims or that are otherwise payable for injury to, or the taking or requisitioning of the Secured Property, including all insurance and condemnation proceeds as provided in this Deed of Trust (collectively, the "**Proceeds**");

(j) all Tax and Insurance Deposits (as defined in Section 3.3);

(k) all of Borrower's right, power or privilege to further hypothecate or encumber all or any portion of the property, rights and interests described in this ARTICLE Two as security for any debt or obligation, it being intended by this provision to divest Borrower of the right, power and privilege to hypothecate or encumber, or to grant a mortgage upon or security interest in any of the property hypothecated in or encumbered by this Deed of Trust, as security for the payment of any debt or performance of any obligation without Lender's prior written consent (collectively, the "**Right to Encumber**"); and

(l) all other property, rights, interests, estates or claims of every name, kind, character or nature, both in law and in equity, which Borrower now has or may hereafter acquire in the Real Estate and Improvements and all other property, rights, interests, estates or claims of any name, kind, character or nature or properties now owned or hereafter acquired in the other properties, rights and interests comprising the Secured Property (collectively, the "**Other Rights and Interests**").

Borrower agrees that, without the necessity of any further act of Borrower or Lender, the lien of and the security interest created in and by this Deed of Trust shall automatically extend to and include any and all renewals, replacements, substitutions, accessions, products or additions to and proceeds of the Secured Property.

TO HAVE AND TO HOLD the Secured Property unto Trustee, its successors and assigns, for the benefit of Lender, forever, free from all rights and benefits under and by virtue of any homestead exemption laws or similar laws of the state or other jurisdiction in which the Secured Property is located (the "**State**") (which rights and benefits are hereby expressly released and waived) for the uses and purposes herein set forth.

BORROWER hereby covenants with and warrants to Lender and with the purchaser at any foreclosure sale that at the execution and delivery hereof, Borrower owns the Secured Property and has a good and indefeasible estate therein in fee simple; that the Secured Property is free from all encumbrances whatsoever (and any claim of any other Person (as defined below) thereto), other than those encumbrances set forth on Exhibit B attached hereto and made a part hereof (the "**Permitted Encumbrances**"); that Borrower has good and lawful right to sell, convey, mortgage and encumber the Secured Property; and that Borrower and its successors and assigns shall forever warrant and defend the title to the Secured Property against all claims and demands whatsoever. As used herein, "**Person**" means any natural person, corporation, limited liability company, partnership, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

PROVIDED, HOWEVER, that if and when Borrower has paid all of the Indebtedness and has strictly performed and observed all of the agreements, terms, conditions, provisions and warranties contained in this Deed of Trust and in all of the other Loan Documents, the estate, right, title and interest of Lender in and to the Secured Property shall cease and shall be released at the cost of Borrower, but otherwise shall remain in full force and effect.

ARTICLE THREE
GENERAL AGREEMENTS

To protect the security of this Deed of Trust, Borrower further covenants and agrees as follows:

3.1 Recitals.

The recitals set forth above are true and correct and are material provisions of this Deed of Trust.

3.2 Payment of Indebtedness.

Borrower shall pay promptly the Indebtedness at the times and in the manner provided in the Loan Documents. All such sums payable by Borrower shall be paid without demand, counterclaim, offset, deduction or defense. Borrower hereby waives all rights now or hereafter conferred by statute or otherwise to any such demand, counterclaim, offset, deduction or defense.

3.3 Other Payments.

(a) In addition to and concurrent with the monthly installment payments required by the Note, Borrower shall pay to Lender (or its designee) the following sums on a monthly basis until the Indebtedness is fully paid (collectively, the "**Tax and Insurance Deposits**"):

(i) a sum equal to one-twelfth (1/12th) of the annual Taxes (as defined in Section 3.5) next due on the Secured Property, all as estimated by Lender (the "**Tax Deposits**"); and

(ii) a sum equal to one-twelfth (1/12th) of the annual premium or premiums next payable for the insurance herein required to be maintained on or with respect to the Secured Property (collectively, "**Insurance Premiums**"), all as demonstrated to or estimated by Lender (the "**Insurance Deposits**").

(b) Should the total Tax and Insurance Deposits on hand not be sufficient to pay all of the Taxes and Insurance Premiums, together with all penalties and interest thereon, when the same become due and payable, Borrower shall pay to Lender promptly on demand any amount necessary to make up the deficiency. If the total of such Tax and Insurance Deposits exceeds the amount required to pay the Taxes and Insurance Premiums, such excess shall be credited on subsequent payments to be made for such items.

(c) All such Tax and Insurance Deposits:

(i) shall be held by Lender or a depository designated by Lender with no obligation to segregate such payments and without any obligation arising for the payment of any interest thereon;

(ii) shall be applied by Lender for the purposes for which made (as herein provided), subject, however, to the security interest granted Lender therein pursuant to ARTICLE Two; and

(iii) shall not be subject to the direction or control of Borrower.

(d) Provided that no Event of Default (as defined in Section 4.1) exists and there are sufficient funds in the Tax and Insurance Deposits, Lender agrees to make the payment of the Taxes or Insurance Premiums prior to delinquency following its receipt of appropriate tax and/or insurance bills therefor, or, alternatively, upon presentation by Borrower of receipted (i.e. paid) tax and/or insurance bills therefor, Lender shall reimburse Borrower for such Taxes and Insurance Premiums payments made by Borrower.

(e) Upon the occurrence of an Event of Default, Lender may, at its option, without being required to do so, apply any Tax and Insurance Deposits on hand to the payment of any of the Indebtedness, in such order and manner as Lender may elect. When the Indebtedness has been fully paid, any remaining Tax and Insurance Deposits shall be paid to Borrower.

3.4 Maintenance, Repair, Restoration, Prior Liens, Parking.

Borrower shall and hereby agrees to:

(a) promptly repair, restore, replace or rebuild any portion of the Improvements which may become damaged or destroyed, provided the proceeds of insurance are made available to Borrower pursuant to Section 3.10 hereof, with all replacements being at least equal in quality and condition as existed prior thereto, free from any security interest therein, encumbrances thereon or reservation of title thereto, other than Permitted Encumbrances;

(b) keep the Improvements in good condition and repair, ordinary wear and tear excepted, without waste and free from mechanics', materialmen's or similar or other liens or claims of lien, other than Permitted Encumbrances;

(c) complete, within a reasonable time, any Improvements now or hereafter in the process of construction upon the Real Estate;

(d) comply with all statutes, rules, regulations, orders, decrees and other requirements of any governmental body, whether federal, state or local, having jurisdiction over the Secured Property and the use thereof and observe and comply with any conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including without limitation, zoning variances, special exceptions and nonconforming uses), privileges, franchises and concessions that are applicable to the Secured Property or its use and occupancy;

(e) make no material alterations in or to the Improvements, except as required in subsection (d) hereof or otherwise with the prior written consent of Lender and in conformity

with all applicable laws; provided, however, upon written notice to Lender, Borrower may make (i) such alterations required by the terms of any Lease provided that Lender has previously reviewed and approved such Lease and (ii) non-structural repairs;

(f) not suffer nor permit any material change in the use of the Improvements without the prior written consent of Lender;

(g) pay prior to delinquency all operating costs of the Improvements;

(h) not initiate nor acquiesce in any zoning reclassification with respect to the Secured Property without the prior written consent of Lender;

(i) provide, improve, grade, surface and thereafter maintain, clean, repair and adequately light all parking areas upon the Real Estate, such parking areas being of sufficient size to accommodate the greater of the amount of standard-size vehicles required (i) by law, ordinance or regulation; or (ii) by the terms of any Leases, together with any sidewalks, aisles, streets, driveways and sidewalk cuts and sufficient paved areas for ingress, egress and rights-of-way to and from the adjacent thoroughfares necessary or desirable for the use thereof; and

(j) forever warrant and defend its title to the Secured Property and the validity, enforceability and priority of the lien and security interests granted in and by this Deed of Trust and the other Loan Documents against the claims and demands of all Persons.

3.5 Property Taxes and Contest of Liens.

Notwithstanding the Tax and Insurance Deposits required by Section 3.3, Borrower shall be responsible for the payment, prior to delinquency and before any penalty attaches, of all real estate and personal property taxes and assessments (general or special), water charges, sewer charges and any other charges, fees, taxes, claims, levies, charges, expenses, liens and assessments, ordinary or extraordinary, governmental or nongovernmental, statutory or otherwise, that may be levied, assessed or asserted against the Secured Property or any part thereof or interest therein (collectively, "**Taxes**"). Notwithstanding anything contained herein to the contrary, Borrower may, in good faith and with reasonable diligence, contest the validity or amount of any Taxes as well as any mechanics', materialmen's or other liens or claims of lien upon the Secured Property (collectively, the "**Contested Liens**"), provided that:

(a) such contest shall have the effect of preventing the collection of the Contested Liens and the sale or forfeiture of the Secured Property or any part thereof or interest therein to satisfy the same; and

(b) Borrower shall first notify Lender in writing of the intention of Borrower to contest the same before any Contested Liens have been increased by any interest, penalties or costs; and

(c) If such contest does not require the payment of the applicable Taxes or other amounts constituting the Contested Liens, and Borrower has not made such payments, Lender may, in its sole discretion, require Borrower to deposit with Lender an amount equal to 100% of the Contested Liens, including any interest assessed thereon, pending resolution of such contest; provided that no such deposit shall be required if the full amount of such Contested Liens have been paid to Lender as Tax Deposits.

3.6 Tax and Lien Payments by Lender.

(a) Upon the failure of Borrower to pay the Tax Deposits as required in Section 3.3 or, in the event said payments are waived by Lender, to pay the Taxes required to be paid in Section 3.5 above (unless Borrower is contesting the Taxes as provided in Section 3.5 above), Lender is authorized, in its sole discretion, to make any payment of Taxes in accordance with any tax bill or statement from the appropriate public office without inquiry into the accuracy or validity of any Taxes, sales, forfeiture of title or claim relating thereto.

(b) Lender is also authorized, in the place and stead of Borrower, to make any payment relating to any apparent or threatened adverse title, lien, claim of lien, encumbrance, claim, charge or payment otherwise relating to any other purpose but not enumerated in this Section, whenever, in Lender's judgment and discretion, such payment seems necessary to protect the full security intended to be created by this Deed of Trust.

(c) All such payments authorized by this Section 3.6 that are not promptly reimbursed by Borrower shall constitute additional Indebtedness and shall be immediately due and payable by Borrower to Lender upon demand with interest at the Default Rate (as defined in the Note) from the date of such payment.

3.7 Insurance.

(a) Borrower shall insure and keep insured the Secured Property and each and every part thereof with the following insurance policies:

(i) Property insurance insuring against all risks of loss to the Secured Property customarily covered by "Causes of Loss—Special Form" policies, including the perils of acts of terrorism, wind/hail and named windstorm, in an amount at least equal to one hundred percent (100%) of the replacement cost value of the Improvements, without deduction for physical depreciation, with (A) a maximum deductible of $100,000 (provided that wind/hail losses may have a maximum deductible of three percent (3%) of the total insurable value of the Improvements and named windstorm losses may have a maximum deductible of five percent (5%) of the total insurable value of the Improvements) and (B) a provision that claims be settled on a replacement cost valuation basis;

(ii) Equipment breakdown insurance in an amount equal to one hundred percent (100%) of the replacement cost value of the Improvements, if any steam boiler, machinery or other pressure-fired vessel is in operation at the Secured Property, (A) with a

maximum deductible of $100,000 and (B) provide that claims will be settled on a replacement cost valuation basis. If coverage is provided via a separate policy than the coverage in clause (i) above, both policies shall include a joint loss agreement;

(iii) Flood insurance, if any Improvements are situated in an area now or hereafter designated by the Federal Emergency Management Agency as a "Special Flood Hazard Area" (Zone A or Zone V), in an amount equal to the greater of (A) an amount equal to one hundred percent (100%) of the replacement cost value of such Improvements or (B) the maximum limit of coverage available for the Secured Property under the National Flood Insurance Program, with a maximum deductible of $100,000;

(iv) Earthquake insurance on any Improvements situated in an area now or hereafter with a seismic Scenario Upper Loss (SUL) of sixteen percent (16%) or greater, in an amount equal to one hundred percent (100%) of the replacement cost value of such Improvements with a maximum deductible of five percent (5%) of the total insurable value of the Improvements;

(v) Ordinance or law coverage in an amount equal to the following minimum percentages of the insurable replacement cost of the Improvements (A) one hundred percent (100%) for loss to the undamaged portion of the building, (B) ten percent (10%) for demolition cost, and (C) ten percent (10%) for increased cost of construction;

(vi) Rental value or business income insurance, including extra expense coverage, that provides coverage upon the occurrence of any of the perils in clauses (i), (ii), (iii) and (iv) above as applicable to the Secured Property in an amount equal to the total income or anticipated gross income from the Secured Property for a minimum of twelve (12) months with an extended period of indemnity endorsement for a period of at least one hundred eighty (180) days and a maximum deductible of $100,000 or a seventy-two (72) hour waiting period;

(vii) Builder's risk insurance on any Improvements being constructed, added onto or altered by ten percent (10%) or more of the value of such Improvements. Coverage must be written on a "completed value form" in an amount equal to one hundred percent (100%) of the hard and soft costs of the project and (A) with a maximum deductible of $100,000 (provided that wind/hail losses may have a maximum deductible of three percent (3%) of the replacement cost value of all Improvements and named windstorm losses may have a maximum deductible of five percent (5%) of the replacement cost value of all Improvements), (B) provide that claims will be settled on a replacement cost valuation basis, (C) include collapse during the course of construction as a covered peril, including for defective materials and methods and faulty design or workmanship), and (D) include coverage for delayed completion/opening. All Builder's Risk coverage terms and conditions are subject to Lender's approval and must meet all conditions of clauses (i) – (vi) above as applicable.

(viii) Commercial general liability insurance, including terrorism, for bodily injury, death and property damage and contractual liability in an amount of not less than

the greater of (A) $1,000,000 per occurrence and $2,000,000 in the aggregate, per location or (B) the highest amount of coverage required to be carried by Borrower under the terms of any contractual obligation, with a maximum deductible or self-insured retention of $10,000;

(ix) Commercial automobile liability insurance, if the Secured Property involves the business use of any cars, trucks or vans, in an amount not less than a combined single limit of $1,000,000 each accident to include any auto or at a minimum all owned and non-owned autos;

(x) Umbrella or excess liability insurance consistent with the terms of the coverage carried pursuant to clauses (viii) and (ix) in an amount of not less than the greater of (A) $5,000,000 per occurrence, (B) the highest amount of coverage required to be carried by Borrower under the terms of any contractual obligation, or (C) such higher amount as Lender may require based on the occupancy, use or known physical (including environmental) or legal characteristics of the Secured Property, with a maximum deductible or self-insured retention of $10,000; and

(xi) Such other insurance coverage as may from time to time be required by Lender (A) by reason of changes to the occupancy, use or known physical (including environmental) or legal characteristics of the Secured Property or (B) consistent with Lender's practices applicable to mortgage loans secured by similar properties.

(b) All insurance policies required pursuant to Section 3.7(a) shall: (i) be in amounts and form to comply with all provisions of this Deed of Trust; (ii) be issued by companies satisfactory to Lender with a minimum A.M. Best Financial Strength rating of "A-" and Financial Size Category of "IX"; (iii) be for a policy term of not less than one year and paid in full at the beginning of such term; (iv) name Borrower (with proper legal name) as Named Insured, Additional Named Insured or Additional Insured; and (v) only contain exclusions to coverage that are acceptable to Lender.

(c) All insurance policies required pursuant to clauses (i)—(vii) of Section 3.7(a) shall include: (i) a standard non-contributory mortgagee's clause naming Lender as first mortgagee; (ii) lender's loss payable endorsement for rent loss or business interruption insurance; (iii) either an agreed amount endorsement (to avoid the operation of any coinsurance provisions) or a waiver of any coinsurance or similar provisions, and (iv) a provision requiring not less than ten (10) days' prior written notice to Lender of any nonrenewal or cancellation for non-payment of premium and not less than thirty (30) days' prior written notice of cancellation for any other reason.

(d) All insurance policies required pursuant to clauses (viii)—(x) of Section 3.7(a) shall: (i) name Lender as an additional insured, (ii) be written on an occurrence basis form, and (iii) require the carrier to endeavor to provide not less than ten (10) days' prior written notice to Lender of any nonrenewal or cancellation for non-payment of premium and not less than thirty (30) days' prior notice of cancellation for any other reason.

(e) The insurance policies required in Section 3.7(a) may be satisfied by individual policies covering only the Secured Property or by blanket policies covering the Secured Property and other locations. If blanket policies are utilized, then (i) coverage needs to be equivalent or better than coverage that would be provided on a scheduled policy, (ii) a statement of values must be provided in an electronic spreadsheet for all properties covered by the blanket property coverage limit, which shall include, at a minimum, information as to the city, state, and value for each coverage type for each location, (iii) any Margin Clause, Per Location Limitation of Liability provision or similar clause tying the property coverage limit to a reported value must not reduce coverage on the Secured Property to less than one hundred percent (100%) of its insurable replacement value, (iv) the full blanket limit(s) must be reinstated following any loss, (v) if a layered policy program is utilized, all layers must coordinate to eliminate any gaps in coverage, and (vi) coverage may only include properties owned by Borrower and its affiliates.

(f) The following evidence of the required property coverage shall be delivered to Lender at least fifteen (15) days prior to the current policy expiration: (i) a complete copy of the insurance policy, including all policy forms and endorsements; or (ii) an ACORD 28 (2003 version providing all of the rights and privileges of the policy), or a similar proprietary version. If (i) or (ii) cannot be provided prior to the current policy expiration, an ACORD 28 (Information Only version), or a similar proprietary version or an ACORD 75 Binder that includes all insurance requirements listed above, will be accepted temporarily until a complete copy of the policy or the required endorsements can be provided, but no later than the Binder expiration or ninety (90) days, whichever is earlier.

(g) The following evidence of the required liability coverage shall be delivered to Lender at least fifteen (15) days prior to the current policy expiration: (i) a complete copy of the insurance policy, including all policy forms and endorsements; or (ii) an ACORD 25 Certificate of Liability Insurance, in addition to the required Additional Insured endorsements. If (i) or (ii) cannot be provided prior to the current policy expiration, an ACORD 25 Certificate of Liability Insurance, or similar proprietary form or an ACORD 75 Binder that includes all insurance requirements above will be accepted temporarily until a complete copy of the policy or the required endorsements can be provided, but no later than the Binder expiration or ninety (90) days, whichever is earlier.

(h) If property or liability coverage is provided via a multi-year policy, new certificates of insurance must be provided annually during the interim years of the policy and must note all current coverage limits and/or changes to coverage on the Secured Property since policy inception.

3.8 Insurance Premium Payment by Lender; Insurance Proceeds.

(a) In the event Borrower fails to make the Insurance Deposits as required by Section 3.3, or if such Insurance Deposits have been waived, upon Lender's receipt of written notice (i) of an unpaid insurance premium; (ii) of a termination or cancellation of any required insurance policy; or (iii) that a required insurance policy is not to be renewed and Borrower fails

to provide replacement coverage at least fifteen (15) days prior to the termination of existing coverage, Lender may, at its option, procure and substitute another policy of insurance in the amount required pursuant to the foregoing terms of this Deed of Trust with such companies as Lender may select, the cost of which shall be paid by Borrower upon demand should the amount available from the Insurance Deposits be insufficient to pay the premium therefor. All sums paid by Lender in procuring said insurance that are not promptly reimbursed by Borrower shall be additional Indebtedness and shall be immediately due and payable without notice, with interest thereon at the Default Rate from the date of such payment.

(b) In the event of any damage to or destruction of the Improvements or any part thereof, Borrower shall promptly notify Lender and take such action necessary to preserve the undamaged portion of the Improvements. Borrower shall obtain Lender's prior written consent to the settlement of any claim with respect to the Proceeds of any insurance in excess of $500,000. If, at the time of such damage or destruction,

(i) no Event of Default is in existence and no event shall have occurred as of such date which, with the passage of time, the giving of notice or both, would constitute an Event of Default;

(ii) the damage is such that it can be reasonably repaired within the time provided in the Leases so as to preclude a material reduction in the rental income from the Secured Property (after application of any rental insurance proceeds), or Borrower obtains written commitments in form and substance reasonably satisfactory to Lender from tenants to lease space, upon completion of repairs, in the Secured Property at aggregate rentals equal to or exceeding the debt service of the Loan and the general operating expenses of the Secured Property;

(iii) the Real Estate and/or Improvements can be restored to a condition substantially equal to the condition that existed immediately prior to such damage or destruction with the use of the Proceeds and such other amounts payable by Borrower in respect of applicable deductibles; and

(iv) if required by Lender, a satisfactory report addressed to Lender from an environmental engineer or other qualified professional satisfactory to Lender certifies that no adverse environmental impact to the Secured Property has resulted from the casualty;

then, any Proceeds paid to Lender in connection with such damage or destruction, after deducting therefrom any expenses, including, without limitation, reasonable attorneys' fees, incurred by Lender in protecting the undamaged portion of the Improvements and in the collection of the Proceeds (the "**Collection Expenses**"), shall be applied to the cost of restoring, repairing, replacing or rebuilding (herein generally called "**Restoration**") the Real Estate and/or Improvements or any part thereof as set forth in Section 3.10.

Otherwise, in Lender's sole discretion, all Proceeds, less Collection Expenses, shall be applied: (A) to the installments of the Indebtedness in the inverse order of their maturity; or (B) to the cost of Restoration as set forth in Section 3.10.

(c) If Lender applies the Proceeds to the installments of the Indebtedness in the inverse order of their maturity, and provided no Event of Default is in existence and no event shall have occurred as of such date which, with the passage of time, the giving of notice or both, would constitute an Event of Default, no premium or fee shall be payable in connection with any prepayment of the Indebtedness from the Proceeds. In addition, if the Proceeds are applied to the Indebtedness pursuant to the preceding sentence, and provided no Event of Default is in existence and no event shall have occurred as of the date of prepayment of the remaining Indebtedness in full which, with the passage of time, the giving of notice or both, would constitute an Event of Default, Borrower may, at its option, pay the remaining Indebtedness in full (but not in part) without a premium or fee at any time within one hundred eighty (180) days after the date of such application.

3.9 Condemnation.

(a) Borrower shall give Lender prompt notice of any proceedings, instituted or threatened, seeking condemnation or taking by eminent domain or any like process (a "**Taking**") of all or any part of the Real Estate or Improvements, including any easement thereon or Appurtenances (including severance of, consequential damage to or change in grade of streets), and shall deliver to Lender copies of any and all papers served in connection with any such proceeding.

(b) Borrower hereby assigns, transfers and sets over unto Lender the entire Proceeds of any and all awards resulting from any Taking. Lender is hereby authorized to collect and receive from the condemnation authorities the entire Proceeds and is further authorized to give appropriate receipts and acquittances therefor.

(c) In the event of any such Taking, any and all such Proceeds shall be applied, after deducting therefrom any Collection Expenses, in Lender's sole discretion, but subject to the further terms of this Section 3.9, to: (i) the installments of the Indebtedness in the inverse order of their maturity; or (ii) the cost of Restoration pursuant to Section 3.10.

(d) If (i) the requirements stated in Sections 3.8(b)(i), (ii) and (iv) above are satisfied and (ii) in Lender's reasonable judgment, the remainder of the Secured Property can be operated (A) as an economically viable project at substantially the same level of operations that existed immediately prior to the Taking; and (B) at the functional equivalent of its condition (considering, without limitation, the effect of the Taking on the remaining leasable area, parking and access) immediately prior to the Taking (the "**Viability Requirements**"); then, such Proceeds, after deducting therefrom the Collection Expenses, shall be applied to the cost of Restoration pursuant to Section 3.10.

(e) If Lender applies the Proceeds to the installments of the Indebtedness in the inverse order of their maturity, and provided no Event of Default is in existence and no event shall have occurred as of such date which, with the passage of time, the giving of notice or both, would constitute an Event of Default, no premium or fee shall be payable in connection with any prepayment of the Indebtedness from the Proceeds. In addition, if the Proceeds are applied to the Indebtedness because Lender has determined that the Viability Requirements have not been satisfied, and provided no Event of Default is in existence and no event shall have occurred as of the date of prepayment of the remaining Indebtedness in full which, with the passage of time, the giving of notice or both, would constitute an Event of Default, Borrower may, at its option, pay the remaining Indebtedness in full (but not in part) without a premium or fee at any time within one hundred eighty (180) days after the date of such application.

(f) Notwithstanding anything contained herein to the contrary, in the event that the Taking is, in Lender's determination, of such a nature that the Real Estate and the Improvements will not require Restoration, all Proceeds, after deducting therefrom the Collection Expenses, shall be applied in Lender's sole discretion to installments of Indebtedness in the inverse order of their maturity, and provided no Event of Default is in existence and no event shall have occurred as of such date which, with the passage of time, the giving of notice or both, would constitute an Event of Default, no premium or fee shall be payable in connection with any prepayment of the Indebtedness from the Proceeds.

3.10 Restoration Using Proceeds.

(a) In the event Lender elects (or is required hereby) to make any Proceeds available for Restoration, Borrower shall complete, in form and with supporting documentation reasonably required by Lender, an estimate of the cost to repair or to restore the Real Estate and Improvements to a condition substantially equal to the condition in which they existed prior to such damage, destruction or Taking, free from any security interest in, lien or encumbrance on, or reservation of title to, such Real Estate and Improvements.

(b) If the amount required to complete Restoration exceeds $500,000, then the Proceeds and, if applicable, other amounts payable by Borrower necessary to complete Restoration shall be held by Lender or, if Lender so desires, a disbursing agent selected by Lender and may be invested using Borrower's taxpayer identification number in an interest bearing account mutually acceptable to Borrower and Lender. The costs and expenses of administering disbursements shall be paid by Borrower. In the event the amount of the Proceeds are insufficient to cover the cost of Restoration, Borrower shall pay to Lender, upon demand, the cost of Restoration in excess of the Proceeds, such excess to be held by Lender with the Proceeds.

(c) If the amount required to complete Restoration is $500,000 or less, then the Proceeds may be delivered directly to Borrower and shall be applied by Borrower to the cost of Restoration. Borrower shall complete such Restoration in a timely and workmanlike manner, free from any security interest in, mechanics' or materialmen's lien or encumbrance on, or reservation of title to, the Real Estate and Improvements.

(d) Subject to Lender's right to limit the number of disbursements, the Proceeds shall be disbursed from time to time upon Lender's receipt of architect's certificates, waivers of lien, contractor's sworn statements and such other evidence as Lender or any disbursing agent may reasonably require to verify the cost and fact of the completion of the work included in said disbursement. Under no circumstances shall any portion of the Proceeds be released until Lender has been reasonably assured that the Proceeds remaining after the requested disbursement will be sufficient to complete Restoration. No payment of Proceeds made prior to the final completion of Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time. Any Proceeds remaining after Restoration shall be applied against the installments of Indebtedness in the inverse order of their maturity.

3.11 Restrictions on Transfer.

(a) Without the prior written consent of Lender:

(i) Borrower shall not create, effect, contract for, commit or consent to, nor shall Borrower suffer or permit, any sale, conveyance, transfer, assignment, collateral assignment, lien, pledge, mortgage, security interest or other hypothecation, encumbrance or alienation (or any agreement to do any of the foregoing) (the foregoing being herein, collectively, called a "**Transfer**") of the Secured Property, or any interest therein or title thereto (excepting, however, the sale or other disposition of Collateral (as defined in Section 6.1) no longer useful in connection with the operation of the Secured Property ("**Obsolete Collateral**")); provided, however, that prior to or immediately following the sale or other disposition of Obsolete Collateral, such Obsolete Collateral shall have been replaced by Collateral of at least equal value and utility which is subject to the first and prior lien of this Deed of Trust, and further provided that nothing herein shall affect Borrower's rights with respect to Contested Liens;

(ii) Borrower shall not fail to pay, when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a lien on the Real Estate or Improvements or on the Rents arising therefrom, except as permitted under Section 3.5;

(iii) Except as permitted in Section 3.11(c) below, there shall not be any Transfer of any direct or indirect ownership interest in Borrower (provided, however, that if any owner of any direct or indirect ownership interest in Borrower is a corporation whose stock is publicly traded on a national securities exchange or on the "Over The Counter" market, this subsection (iii) shall be inapplicable to such Transfer of ownership interest in such corporation), it being specifically agreed that any owner of direct or indirect ownership interest in Borrower may not obtain mezzanine financing secured by such ownership interest;

(iv) there shall not be any change in Control (by way of Transfers of stock ownership, membership interests, partnership interests or otherwise) of Borrower. "**Control**" means the ability to influence, direct or otherwise significantly affect the policies, activities and actions of any Person including but not limited to major decisions and those

relating to capital expenditures, alterations to improvements, litigation, changes in management, application of insurance or condemnation proceeds, financing, property sale, voluntary or involuntary filing of a Proceeding (as defined in Section 4.1(j) below), and any actions related to a Lease; or

(v) if Borrower is a limited liability company, Borrower shall not enter into or agree to a division of assets or plan for division of assets of such limited liability company.

(b) The foregoing provisions of this Section 3.11 shall not apply (i) to liens securing the Indebtedness; (ii) to the lien of current Taxes not in default; or (iii) any other Permitted Encumbrance. The provisions of this Section 3.11 shall be operative with respect to, and shall be binding upon, any Person who, in accordance with the terms hereof or otherwise, shall acquire any part of or interest in or encumbrance upon the Secured Property, or such beneficial interest (whether stock, membership interest, partnership or joint venture interest or other beneficial interest) in Borrower or any beneficiary of a Trustee Borrower. Any waiver by Lender of the provisions of this Section 3.11 must be in writing and shall not be deemed to be a waiver of the right of Lender in the future to insist upon strict compliance with the provisions of this Section 3.11.

(c) Notwithstanding anything contained herein to the contrary, prior written consent shall not be required for any Transfer of a direct or indirect interest in Borrower by any partner, member, shareholder, or beneficiary, as applicable, of Borrower, where such Transfer: (i) results from death; (ii) is a Transfer made among the present partners, members, shareholders or beneficiaries, as applicable; (iii) is a transfer of any direct or indirect interests in Borrower; or (iv) is made to immediate family members (spouses and children) or family trusts solely for the benefit of such family members for estate planning purposes. Any such Transfer shall be subject to Lender's determination that the following conditions have been satisfied:

(i) Except for death, thirty (30) days' prior written notice of such proposed Transfer shall be delivered to Lender, together with (A) a description of the proposed sale or Transfer, including a description of the nature and amount(s) of beneficial ownership interests proposed to be sold or transferred and a description of who owns the remainder not being transferred; (B) documentation related to the proposed transferee as required by Lender in its reasonable discretion including, without limitation, organizational documents, certificates of existence and final ownership allocations; (C) copies of the Transfer documents pursuant to which the proposed Transfer is to be effected; and (D) any additional information reasonably requested by Lender regarding the proposed Transfer and/or transferee, including, but not limited to, the information required in Section 3.24(b); provided, however, that without limiting Borrower's obligation to satisfy the requirements set forth in subsections (ii)-(vi) below and to provide any notices and requests for consent necessary satisfy such requirements, delivery of the foregoing notice and satisfaction of the conditions in clauses (A) through (D) of this subsection shall not be required unless, (1) prior to the proposed Transfer the proposed transferee, together with its affiliates, owned, directly or indirectly, less than 10% of the direct or indirect interests in

Borrower and (2) as a result of such Transfer, the proposed transferee, together with its affiliates, would own, directly or indirectly, 10% or more of the direct or indirect interests in Borrower;

(ii) Any such proposed sale or Transfer shall not be permitted to any Person who or which, on the date of the proposed Transfer, is (A) in a bankruptcy, insolvency, reorganization or any other similar court or administrative proceeding or (B) a Prohibited Person (as defined in Section 3.24);

(iii) No Event of Default shall be in existence under any of the Loan Documents on the date of such proposed sale or Transfer, and no event shall have occurred or be in existence as of such date which, with the passage of time, the giving of notice or both, would constitute an Event of Default under any of the Loan Documents;

(iv) Any such sale or Transfer, if and when consummated, shall not release any Person from any liability or obligation to which it is otherwise liable or obligated, if any, under the terms of the Loan Documents;

(v) Borrower shall pay all of Lender's expenses relating to the review and/or preparation of any documentation related to the proposed Transfer, including, without limitation, the reasonable fees and expenses of Lender's outside counsel; and

(vi) After any such Transfer, Centerspace, a North Dakota real estate investment trust ("**REIT**"), must continue to, directly or indirectly, (A) own and hold at least fifty-one percent (51%) of the beneficial interest in Borrower and (B) be in Control of Borrower and Guarantor.

Upon any Transfer resulting from death, Borrower shall provide written notice of such Transfer to Lender within thirty (30) days after the occurrence of such Transfer, together with all of the information and documentation required under clauses (B), (C) and (D) of Section 3.11(c)(i); provided, however, that without limiting Borrower's obligation to satisfy the requirements set forth in subsections (ii)-(vi) above and to provide any notices and requests for consent necessary satisfy such requirements, delivery of the foregoing notice and satisfaction of the conditions in clauses (B) through (D) of Section 3.11(c)((i) shall not be required unless, (1) prior to the proposed Transfer the proposed transferee, together with its affiliates, owned, directly or indirectly, less than 10% of the direct or indirect interests in Borrower and (2) as a result of such Transfer, the proposed transferee, together with its affiliates, would own, directly or indirectly, 10% or more of the direct or indirect interests in Borrower.

(d) Notwithstanding anything contained herein to the contrary, as long as the REIT is a reporting issuer under the Securities Exchange Act of 1934, the following Transfers shall be permitted without Lender's consent or approval or any requirement to provide notice or payment of any fee with regard thereto to Lender:

(i) Transfers of any limited partnership interests in Guarantor;

(ii) Transfers of a direct or indirect legal or beneficial ownership interest in the REIT, or

(iii) Transfers of any indirect interest in Borrower by the REIT, so long as after any such Transfer, the REIT continues to (A) own and hold at least fifty-one percent (51%) of the beneficial interest in Borrower and (B) be in Control of Borrower and Guarantor.

(e) Notwithstanding anything contained herein to the contrary, Borrower shall have the right, one time and one time only, to sell and transfer title to the entire Secured Property encumbered by this Deed of Trust to another party (the "**Transferee**") if and when, and only if and when and provided that, prior to such proposed sale or transfer, Lender has determined that each of the following conditions is satisfied and fulfilled:

(i) Borrower shall provide Lender with thirty (30) days prior written notice of such proposed Transfer together with (a) a description of the proposed Transfer including a description of the nature and amounts of the ownership interest(s) proposed to be transferred; (b) documentation related to the proposed transferee as required by Lender in its sole and absolute discretion including, without limitation, organization documents, certificates of existence and final ownership allocation; (c) copies of the Transfer documents pursuant to which the proposed Transfer is to be effected; and (d) any additional information reasonably requested by Lender regarding the proposed transfer and/or transferee;

(ii) the proposed Transferee's identity and composition, financial condition and creditworthiness, property management ability and experience, character and business reputation shall be acceptable to Lender in its sole discretion;

(iii) The Secured Property shall have an LTV of no greater than sixty percent (60%). "**LTV**" means the ratio, as reasonably determined by Lender based on an appraisal ordered at Borrower's expense, approved by Lender, and dated no earlier than ninety (90) days prior to the effective date of the proposed Transfer, of (1) the sum of the unpaid principal balance of the Loan and all other encumbrances against the Secured Property, to (2) the fair market value of the Secured Property; provided that this reference to other encumbrances shall not be deemed to be permission to allow such encumbrances;

(iv) The Secured Property shall have a Debt Service Coverage Ratio of no less than 1.30 to 1.00.

(A) "**Debt Service Coverage Ratio**" means the Net Operating Income divided by the Total Annual Debt Service.

(B) "**Net Operating Income**" shall mean: (i) gross operating income actually received from Leases permitted under the Loan Documents for the Secured Property for the most recent 12-full month period preceding the date of the proposed Transfer (excluding, however, any operating income generated by storage fees, security deposits, lease termination fees, any prepaid items, any loan proceeds, proceeds or payments under insurance

policies (except proceeds of rental interruption insurance and business income and expense insurance), condemnation proceeds, and tenant reimbursements for operating expenses); less (ii) the greater of (1) $3,672,000, and (2) ordinary and necessary operating expenses associated with the ownership and operation of the Secured Property for the most recent 12-full month period immediately preceding the date of the proposed Transfer. Operating expenses shall include, without limitation, utilities, fully assessed real estate taxes for the Secured Property (which shall be calculated as if the assessed value of the Secured Property were the purchase price to be paid by the proposed Transferee), insurance costs, maintenance and repair costs, and management fees (which shall be the greater of actual management fees or an amount not less than two and one-half percent (2.5%) of gross income), and replacement reserves of not less than $250 per unit of the Secured Property. Operating expenses shall exclude (1) federal, state and other income taxes, (2) debt service payments under the Loan, (3) depreciation or amortization and other similar non-cash items, (4) actual expenditures for capital improvements and replacements, (5) actual expenditures or reserves for tenant improvements and leasing commissions, (6) operating expenses paid but reimbursed by tenants, and (7) costs of repairs that are covered by a warranty, but only to the extent coverage for the repairs has been confirmed in writing by the warrantor. The calculation of operating expenses shall be subject to adjustment by Lender to (i) adjust expenses to reflect the expenses that would have been incurred were one hundred percent (100%) of the Secured Property occupied, even if actual occupancy is less, and (ii) amortize any rent or other concessions contained in any Lease over the term of such Lease. Documentation of Net Operating Income shall be certified by Borrower with details satisfactory to and approved by Lender.

(C) "**Total Annual Debt Service**" shall mean the sum of (i) the aggregate dollar amount of principal and interest payments that would be due under the Loan during a full 12-month period; and (ii) the aggregate debt service payments (including principal and interest) of any other indebtedness secured by a lien on all or part of the Secured Property for the 12-month period preceding the date of the proposed Transfer; provided that the inclusion of (ii) in such calculation shall not be deemed Lender's consent or approval of any other indebtedness secured by a lien on all or part of the Secured Property.

(v) Prior to such proposed Transfer, Borrower and the proposed Transferee shall execute and deliver to Lender a written "**Assumption Agreement**" (herein so called), in form and content acceptable to Lender, pursuant to which the proposed Transferee (if otherwise approved by Lender in accordance with this Deed of Trust) shall assume and agree to pay and perform all liabilities and obligations of Borrower under the Note, this Deed of Trust and all other Loan Documents;

(vi) Prior to or simultaneously with such proposed Transfer, the proposed Transferee shall execute and deliver to Lender such modifications of the Loan Documents or additional instruments (e.g., new Uniform Commercial Code Financing Statements) in form and content acceptable to Lender, as may be reasonably required by Lender;

(vii) Borrower or the proposed Transferee shall be responsible for the payment of (a) all state and/or local taxes on or applicable to such Transfer and/or to such assumption of liabilities and obligations; and (b) all expenses incurred by Lender relating to the approval of the proposed Transferee and the preparation or review of any proposed transfer and/or assumption and/or modification documentation, including, but not limited to the fees of Lender's outside counsel;

(viii) Lender shall, at the expense of Borrower or the proposed Transferee, be provided with such endorsements to the Loan Policy of Title Insurance which insures the lien of this Deed of Trust as a first priority lien on the Secured Property, as Lender deems necessary and/or appropriate, in order to ensure the continuing first priority lien status of this Deed of Trust following and notwithstanding the sale and transfer of title to the Secured Property to the proposed Transferee;

(ix) Lender shall receive a transfer and assumption fee in an amount equal to one percent (1%) of the outstanding unpaid principal balance of the Note at the time of such sale and transfer of the Secured Property to a Transferee;

(x) No Event of Default shall be in existence under the Note, this Deed of Trust or any of the other Loan Documents on the date of such proposed transfer and on such date, no event shall have occurred or be in existence which, with the passage of time, the giving of notice, or both, would constitute an Event of Default under the Note, this Deed of Trust or any of the other Loan Documents; and

(xi) Such proposed Transfer shall not be to a Transferee who or which, on the date of such proposed transfer, is in bankruptcy, insolvency or any other court or administrative proceedings.

Upon the fulfillment of the conditions specified above in this Section 3.11(e), Borrower and Guarantor shall, except as otherwise provided in the Assumption Agreement, be released of and from all liabilities and obligations arising under the Loan Documents from and after the effective date of the Assumption Agreement.

The right to Transfer provided in this Section 3.11(e) is personal to Borrower. No Transferee shall have any right to further Transfer the Secured Property and upon consummation of the Borrower's Transfer, this Section 3.11(e) shall be deemed automatically deleted from this Deed of Trust.

3.12 Lender's Dealings with Transferee.

Lender shall be authorized and empowered to deal with any Person to whom the Secured Property or any part thereof shall have been transferred with regard to the Secured Property, the Indebtedness and any of the terms or conditions of this Deed of Trust, as fully and to the same extent as it might with the original Borrower, without in any way releasing or discharging the original Borrower from any of its covenants under this Deed of Trust and without waiving

Lender's right of acceleration of the maturity of the Indebtedness as provided in this Deed of Trust or the Note.

3.13 Change in Tax Laws.

In the event of any change in, or change in the interpretation of, any applicable law regarding (a) the taxation of mortgages, deeds of trust or other security instruments or the debts secured thereby; or (b) the manner in which such taxes are collected, which change adversely affects Lender, this Deed of Trust or any other Loan Document or the Indebtedness, Borrower shall promptly pay any such tax and otherwise compensate Lender to the extent of such detriment; provided, however, that if Borrower fails to make such payment or if any such law prohibits Borrower from making such payment or would penalize Lender in the event of such payment, Lender may elect, by notice in writing given to Borrower, to declare all of the Indebtedness secured hereby to be and become due and payable, without any prepayment premium or fee, within sixty (60) days from the giving of such notice.

3.14 Inspection of Secured Property.

Borrower hereby grants to Lender, its agents, employees, consultants and contractors the right to enter upon the Secured Property, subject to the rights of tenants under the Leases and upon reasonable prior notice and at reasonable times (except in the case of emergencies) for the purpose of making any and all inspections, reports, tests, inquiries and reviews as Lender, in its sole and absolute discretion, deems necessary to assess the then current condition of the Secured Property or for the purpose of performing any other acts which Lender is authorized to perform under this Deed of Trust or under the Environmental Indemnification Agreement. Borrower will cooperate with Lender to facilitate each such entry and the accomplishment of such purposes.

3.15 Operating and Financial Statements.

Borrower shall deliver or cause to be delivered the following reports, financial statements and related documents to Lender:

(a) Within forty-five (45) days after the end of fiscal year of Borrower, (i) annual operating statements showing all elements of income and expense of the Secured Property dated as of the last day of such period and (ii) a current rent roll for the Secured Property, which shall include gross sales of each tenant, if any, paying percentage rental;

(b) Within one hundred twenty (120) days after the end of each fiscal year of Borrower and Guarantor, annual financial statements (consisting of a balance sheet and an income and expense statement) for Borrower and Guarantor; and

(c) Promptly upon request from Lender, such other information (financial or otherwise) concerning the Secured Property, Borrower, and Guarantor that Lender may reasonably request.

All such statements and information shall be prepared in accordance with generally accepted accounting principles consistently applied (or other sound and comprehensive basis of accounting consistently applied and reasonably acceptable to Lender), shall otherwise be satisfactory to Lender and shall be certified by an authorized Person, member, partner, trustee or officer of Borrower or Guarantor, as applicable, approved by Lender. Lender and its representatives shall have the right, at all reasonable times and upon reasonable notice, to examine and make copies of Borrower's plans, books, records, income tax returns and all supporting data concerning Borrower or the Secured Property. Borrower will assist Lender and its representatives in conducting any such examination.

3.16 Declaration of Subordination.

At the option of Lender, this Deed of Trust shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any Award), to any and all Leases of all or any part of the Secured Property upon the execution by Lender and recording thereof, at any time hereafter and in the appropriate official records of the county wherein the Real Estate is situated, of a unilateral declaration to that effect.

3.17 Usury.

Lender intends that Borrower shall not be required to pay, and Lender shall not be entitled to receive or collect, interest in excess of the maximum legal rate permitted under applicable usury laws. In the event Lender or any court determines that any charge, fee or interest paid or agreed to be paid in connection with the Loan may, under applicable usury laws, cause the interest rate on the Loan to exceed the maximum rate permitted by law, such charges, fees or interest shall be reduced to the maximum rate permitted by law and any amounts actually paid in excess of such maximum rate permitted by law shall, at Lender's option, be applied by Lender to reduce the outstanding principal balance of the Loan or be repaid by Lender directly to Borrower.

3.18 Lease Obligations.

(a) As further security for the payment of the Indebtedness, Borrower has, pursuant to this Deed of Trust and by separate Assignment of Rents and Leases of even date herewith, sold, transferred and assigned to Lender, its successors and assigns, all of Borrower's right, title and interest, as landlord, in, to and under the Leases and Rents.

(b) Borrower covenants and agrees to keep, observe and perform, and to require all tenants of the Secured Property to keep, observe and perform, all the material covenants, agreements and provisions of any present or future Leases of the Secured Property on their respective parts to be kept, observed and performed. If Borrower shall neglect or refuse to so perform, or fail to require such tenants to so perform, Lender may, at its option, itself perform and comply, or require performance or compliance by such tenants, with any such Lease covenants, agreements and provisions. Any sums expended by Lender in performance of or in compliance with such Leases or in enforcing performance of or compliance with such Leases by

the tenants, including costs and expenses and reasonable attorneys' fees, shall be paid to Lender by Borrower upon demand with interest thereon at the Default Rate from the date of such payments and, in the absence of such payment, all such sums shall be deemed to be and become part of the Indebtedness secured by this Deed of Trust. Borrower shall not collect any rent or other payment due under any Lease more than one month in advance of the due date of such payment.

3.19 Environmental Indemnity.

In addition to certain other Loan Documents, Borrower and Guarantor have executed the Environmental Indemnification Agreement and Guarantor has entered into the Guaranty. Notwithstanding any other provision of this Deed of Trust, any other Loan Document, the Environmental Indemnification Agreement, or the Guaranty, this Deed of Trust does not secure (i) any obligations under the Environmental Indemnification Agreement, (ii) any obligations under this Deed of Trust or any Loan Document that are substantially equivalent to the obligations arising under the Environmental Indemnification Agreement, or (iii) any obligations under the Guaranty. Notwithstanding the unsecured nature of the Environmental Indemnification Agreement, Borrower's obligations thereunder shall be construed as part of the "Obligations" for the purposes of Section 4.1 below.

3.20 Further Assurances.

(a) Borrower shall do all acts necessary to keep valid and effective the liens and security interests created by this Deed of Trust and the security intended to be afforded by the Loan Documents and to carry into effect their objectives.

(b) Without limiting the generality of the foregoing, upon request of Lender, Borrower shall promptly and, insofar as not contrary to applicable law, at Borrower's expense, execute, record, rerecord, file and refile in such offices, at such times and as often as may be necessary, this Deed of Trust, additional mortgages, security agreements and every other instrument in addition to or supplemental hereto, including applicable financing statements, continuation statements, affidavits or certificates as may be necessary to create, perfect, maintain, continue, extend and/or preserve the liens, encumbrances and security interests intended to be granted and created in and by the Loan Documents and the rights and remedies of Lender and Borrower thereunder. Borrower shall promptly supply evidence of fulfillment of the foregoing acts and further assurances.

3.21 Change of Name, Identity or Structure.

Except as may be expressly set forth in this Deed of Trust, without giving Lender at least thirty (30) days' prior written notice, Borrower shall not change: (a) its jurisdiction of organization; (b) the location of its place of business (or chief executive office if more than one place of business); or (c) its name or identity (including its trade name or names). In addition, if Borrower is an entity, Borrower shall not change its structure (other than as permitted under this Article Three) or legal status without first obtaining the prior written consent of Lender.

3.22 Substitute Guarantor.

If, at any time during the term of the Loan, the Indebtedness is guaranteed pursuant to a Guaranty, then, with respect to any Guaranty, within one hundred eighty (180) days after the death of any individual Guarantor, or within ninety (90) days after the dissolution or cessation of business of an entity Guarantor (such entity Guarantor being herein called a "dissolved Guarantor"), Borrower shall propose in writing to Lender the name of a Person to act as a successor guarantor (the "**Successor Guarantor**") and to assume all of the obligations and liabilities of the deceased or dissolved Guarantor under the Loan Documents, including, without limitation, the obligations and liabilities in Section 7.13 below that are personal obligations and liabilities of Guarantor and Borrower. The proposed Successor Guarantor's identity, composition, financial condition and creditworthiness, experience, character and business reputation shall be reasonably acceptable to Lender. If the proposed Successor Guarantor is acceptable to Lender, the Successor Guarantor shall promptly, and in no event more than two hundred seventy (270) days following the death of an individual Guarantor or one hundred eighty (180) days following the dissolution or cessation of business of an entity Guarantor, as applicable, execute all documents and instruments reasonably requested by Lender to assume all of the obligations and liabilities of the deceased or dissolved Guarantor under the Loan Documents (the "**Guaranty Documents**"). Borrower shall pay all costs and expenses incurred by Lender relating to the approval of the proposed Successor Guarantor and the preparation and review of the Guaranty Documents, including, without limitation, the reasonable fees and expenses of Lender's outside counsel. The provisions of this Section 3.22 shall also apply in the event of the death of any individual Successor Guarantor or the dissolution or cessation of business of any entity Successor Guarantor.

3.23 Management of Secured Property.

The Secured Property shall be managed in a first-class manner by either: (a) Borrower or an entity affiliated with Borrower and approved by Lender; or (b) a professional property management company approved by Lender. The management of the Secured Property by a Borrower-affiliated entity or a professional property management company (in either case, a "**Manager**") shall be pursuant to a written agreement approved by Lender (the "**Management Agreement**"). In no event shall any Manager be removed or replaced, or the terms of any Management Agreement modified or amended, without the prior written consent of Lender. Following an Event of Default, Lender shall have the right to terminate the Management Agreement or to direct Borrower to retain a new Manager approved by Lender.

3.24 OFAC.

(a) None of Borrower, Guarantor, or any director, officer, trustee, manager, employee, partner, member, shareholder or beneficiary of Borrower or Guarantor is a Prohibited Person and, during the term of the Loan, no such Person shall become a Prohibited Person. Borrower will not, directly or indirectly, use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture, partner or other Person (i) to fund any activities or business of or with any Prohibited Person, (ii) to fund any activities

or business in any country or territory that is, or whose government is, the subject of Sanctions, or (iii) in any other manner that would result in a violation of Sanctions by any Person. "**Sanctions**" means sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control ("**OFAC**") or the U.S. Department of State or any other statute, regulation or executive order restricting or prohibiting the transaction of business with any Person, group of Persons or nation. "**Prohibited Person**" means any Person with whom Lender is restricted or prohibited from doing business by OFAC or any Sanctions, including, but not limited to, those Persons named on OFAC's Specially Designated and Blocked Persons List.

(b) In connection with any proposed sale or Transfer of a direct or indirect interest in Borrower, Borrower shall provide Lender with such information as Lender may request to perform OFAC searches with respect to the proposed transferee(s) of such interest(s).

3.25 Indemnification.

Without limiting Borrower's obligations set forth in other Sections of this Deed of Trust, Borrower shall indemnify, defend and hold Lender harmless from and against any and all liabilities, obligations, claims, actions, suits, costs, damages, losses, penalties, fines and expenses (including, but not limited to, all reasonable attorneys' fees) incurred by Lender (the "**Indemnified Liabilities**") arising out of, by reason of, in connection with or otherwise related to: (a) any action or claim of a third party related to Borrower, the Loan Documents or the Secured Property; (b) any action by Lender to enforce or preserve any rights under the Loan Documents or to the Secured Property; or (c) any accident, injury, death, or damage to any person or property occurring in, on, about, or in connection with the Secured Property; provided, however, Borrower shall have no obligation under this Section to the extent that the Indemnified Liabilities arise out of the gross negligence or willful misconduct of Lender.

3.26 Replacement of Prior Lien.

To the extent there is a lien on the Secured Property securing obligations that are to be satisfied out of the proceeds of the Loan, the security interest and lien granted in this Deed of Trust shall constitute a replacement of such lien.

ARTICLE FOUR
EVENTS OF DEFAULT

4.1 Defaults.

It shall constitute an event of default ("**Event of Default**") of and under this Deed of Trust and under the other Loan Documents, if any of the following events shall occur:

(a) The (i) occurrence of any Event of Default as defined in the Note, or (ii) failure of Borrower to make any payment of any amount owed under the Loan Documents (other than the payment of Monthly Payments (as defined in the Note) and repayment of the Loan on

the Maturity Date, which are addressed in the Note) on the dates or within the times required under the Loan Documents;

(b) Borrower fails to timely observe, perform or discharge any of the non-monetary Obligations, other than a non-monetary obligation described in any other clause in this ARTICLE Four, and any such failure shall remain uncured for thirty (30) days or such lesser period as may be otherwise specified in the applicable Loan Document (the "**Grace Period**") after notice to Borrower of the occurrence of such failure; any applicable Grace Period shall be extended to sixty (60) days if: (i) such default cannot reasonably be cured within such Grace Period, but can be cured within sixty (60) days; (ii) no lien or security interest created by the Loan Documents shall be impaired prior to the anticipated completion of such cure; and (iii) Lender's immediate exercise of any remedies provided in this Deed of Trust or by law is not necessary for the protection or preservation of the Secured Property or Lender's security interest therein or lien thereon, and Borrower shall immediately commence and diligently pursue the cure of such default;

(c) Borrower, as landlord or sublandlord, as the case may be, assigns or otherwise encumbers the Rents or any interest therein without first obtaining the written consent of Lender;

(d) Borrower, after the expiration of all applicable grace or cure periods, defaults or is in default under any agreement, other than the Loan Documents, which (i) is secured by a lien on the Secured Property that is junior and subordinate to this Deed of Trust (regardless of whether such lien was obtained with the prior written consent of Lender); (ii) is secured by a lien on the respective interests of the constituent entities in Borrower (regardless of whether such lien was obtained with the prior written consent of Lender); or (iii) would, as a result of such default, subject the Secured Property to any mechanics', materialmen's or other lien or claim of lien, other than a lien that constitutes a Contested Lien pursuant to Section 3.5 above;

(e) Any representation or warranty made by Borrower or Guarantor in, under or pursuant to any of the Loan Documents is false or misleading in any material respect as of the date on which such representation or warranty was made or deemed remade;

(f) Any of the Loan Documents ceases to be in full force and effect or be declared null and void, or cease to constitute valid and subsisting liens and/or valid and perfected security interests in, to or upon the Secured Property;

(g) A Transfer in violation of Section 3.11 occurs;

(h) Borrower fails at any time to satisfy the requirements of Section 3.7 and such failure continues for fifteen (15) days after written notice thereof;

(i) Any Liable Party (as defined in Section 5.1(h)): (A) generally does not pay its debts as they become due; (B) admits in writing its inability to pay its debts; (C) makes a

general assignment for the benefit of creditors; or (D) transfers any material portion of its assets or property for less than full and adequate consideration and reasonably equivalent value;

(j) Any Liable Party commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it and its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeks to have an order for relief entered against it as debtor, or seeks appointment of a receiver for it or for all or any substantial part of its property (collectively, a "**Proceeding**");

(k) Any Liable Party takes an action to authorize any of the actions set forth above in subsections (i) or (j) of this Section 4.1;

(l) Any Proceeding is commenced against any Liable Party, and such Proceeding results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof, or remains undismissed for a period of forty-five (45) days;

(m) (i) A final judgment, other than a final judgment in connection with any condemnation, including any judgment or other final determination of any contest permitted by Section 3.5 of this Deed of Trust, is entered against Borrower that (A) adversely affects the value, use or operation of the Secured Property; or (B) adversely affects, or reasonably may tend to adversely affect, the validity, enforceability or priority of the liens or security interests created in and by this Deed of Trust, or the other Loan Documents, or both; or (ii) execution or other final process issues on any judgment with respect to the Secured Property, and Borrower fails to discharge the same, or provide for its discharge in accordance with its terms, or procure a stay of execution thereon in any event within thirty (30) days from entry, or should Borrower not within such period, or such longer period during which execution on such judgment shall have been stayed, appeal therefrom or from the order, decree or process upon or pursuant to which such judgment shall have been entered and cause its execution to be stayed during such appeal, or if on appeal, such order, decree or process shall be affirmed and Borrower does not discharge such judgment or provide for its discharge in accordance with its terms within thirty (30) days after the entry of such order or decree of affirmation, or if any stay of execution on appeal is released or otherwise discharged;

(n) Any Successor Guarantor fails to execute and deliver to Lender all Guaranty Documents reasonably requested by Lender necessary to assume all of the obligations and liabilities of the deceased or dissolved Guarantor under the Loan Documents within two hundred seventy (270) days following the death of an individual Guarantor or one hundred eighty (180) days following the dissolution or cessation of business of an entity Guarantor, as applicable;

(o) Any violation of Section 3.24 occurs; or

(p) There is any default by Guarantor under the Guaranty, and such default is not cured within the applicable time period set forth in Section 4.1(b).

ARTICLE FIVE
REMEDIES

5.1 Remedies.

(a) Upon the occurrence of an Event of Default, Lender, at its option, may at any time thereafter declare the entire Indebtedness to be immediately due and payable and the same shall thereupon become immediately due and payable, without any further presentment, demand, protest or notice of any kind being required and Lender, at its option and in its sole discretion, shall also be entitled to do any of the following:

(i) make any payments or take any other actions it deems necessary or desirable to preserve the Secured Property including, without limitation, to obtain a current appraisal of the Secured Property, to inspect the Secured Property, to pay any tax, assessment, insurance premium, lien, encumbrance or other charge against the Secured Property, and to obtain a title report and/or Trustee's sale guaranty. Borrower shall, upon demand, reimburse Lender for all sums so advanced or expenses incurred by it, together with interest at the Default Rate from the date of advance or payment of the same, which sums shall be added to the Obligations and secured by this Deed of Trust. Lender may enter upon the Secured Property without prior notice to Borrower or judicial process and may take any action to enforce its rights hereunder without liability to Borrower;

(ii) (A) in person, by agent or by a receiver, without regard to the adequacy of security, the solvency of Borrower or the condition of the Secured Property, without obligation to do so and without notice to or demand upon Borrower, enter upon and take possession of the Secured Property or any part thereof in its own name or in the name of a trustee and do any acts which Lender deems necessary to preserve the value or marketability of the Secured Property; (B) sue for or otherwise collect the Rents and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, against the Indebtedness, all in such order as Lender may determine; (C) appear in and defend any action or proceeding purporting to affect, in any manner whatsoever, the Indebtedness, the security hereof or the rights or powers of Lender; (D) pay, purchase or compromise any encumbrance, charge or lien that, in the judgment of Lender, is prior or superior hereto; and (E) in exercising any such powers, pay necessary expenses, employ counsel and pay reasonable attorneys' fees;

(iii) as a matter of strict right and without notice to Borrower or anyone claiming under Borrower, the right to such notice being expressly waived, and without regard to: (A) the solvency of Borrower; (B) whether there has been or may be any impairment of or diminution in the value of the Secured Property; or (C) whether the amount of the Indebtedness exceeds the then value of the Secured Property, apply ex parte to any court having jurisdiction to appoint a receiver to enter upon and take possession of the Secured Property and Borrower hereby waives notice of any application therefor, any right to any hearing, and any right to notice of hearing prior to the appointment of a receiver);

(iv) should any part of the Secured Property come into the possession of Lender or a receiver, whether before or after an Event of Default, Lender or the receiver and receiver's agent shall be empowered:

(A) to take possession of the Secured Property, Rents and Leases and any business conducted by Borrower or any other person thereon and any business assets used in connection therewith and any Secured Property in which Lender has a security interest granted by Borrower and, if the receiver deems it appropriate, to operate the same;

(B) to exclude Borrower and Borrower's agents, servants, and employees from the Secured Property;

(C) with or without taking possession of the Secured Property, to collect the Rents, including those past due and unpaid and security deposits;

(D) to rent, lease or let all or any portion of the Secured Property to any party or parties at such rental and upon such terms as Lender shall determine, and to pay any leasing or rental commissions associated therewith as Lender shall determine in its discretion;

(E) to continue the development, marketing and sale of the Secured Property or any portion thereof;

(F) to complete any construction or development which may be in progress;

(G) to do such maintenance and make such repairs and alterations as the receiver deems necessary;

(H) to use all stores of materials, supplies and maintenance equipment on the Secured Property and to replace and replenish such items at the expense of the receivership estate;

(I) to pay the operating expenses of the Secured Property, including costs of management and leasing or marketing thereof (which shall include lease commissions, sale commissions), payments under contracts and agreements for development and construction;

(J) to pay all taxes and assessments against the Secured Property and any property which is collateral for the Indebtedness, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance;

(K) to borrow from Lender such funds as may be reasonably necessary to the effective exercise of the receiver's powers, on such terms as may be agreed upon by the receiver and Lender, but not in excess of the Default Rate under the Note; and

(L) generally do anything which Borrower could legally do if Borrower were in possession of the Secured Property.

All expenses incurred by the receiver or the receiver's agent shall constitute part of the Indebtedness. Any revenues collected by the receiver shall be applied first to the expenses of the receivership (including reasonable attorneys' fees incurred by the receiver and by Lender), to expenses of the Secured Property, and to preserve, protect, maintain and operate the Secured Property and any other collateral which is security for the Indebtedness, and the balance shall be applied toward the Indebtedness or any deficiency which may result from any foreclosure sale, and then in such other manner as the court may direct. Unless sooner terminated with the express consent of Lender, any such receivership will continue until all amounts remaining due under the Note have been discharged in full, or until title to the Secured Property has passed after foreclosure sale and all applicable periods of redemption have expired, and in either case, the court has discharged the receiver. Borrower covenants to promptly reimburse and pay to Lender or such receiver, at the place where the Note is payable, or at such other place as may be designated in writing, the amount of all reasonable expenses (including the cost of any insurance, taxes, or other charges) incurred by Lender or such receiver in connection with its custody, preservation, use or operation of the Secured Property, together with interest thereon from the date incurred by Lender or such receiver at the Default Rate, as set forth in the Note, and all such expenses, costs, taxes, interest, and other charges shall be part of the Indebtedness. It is agreed, however, that the risk of accidental loss or damage to the Secured Property is undertaken by Borrower and, except for Lender's or such receiver's willful misconduct or gross negligence, Lender or such receiver shall have no liability whatsoever for decline in value of the Secured Property, for failure to obtain or maintain insurance, or for failure to determine whether any insurance ever in force is adequate as to amount or as to the risks insured, or to complete development.

(v) commence an action to foreclose this Deed of Trust as a mortgage by appropriate proceedings in any court of competent jurisdiction;

(vi) with respect to any Collateral, proceed as to both the real and personal property in accordance with Lender's rights and remedies in respect of the Real Estate and Improvements, or proceed to sell said Collateral separately and without regard to the Real Estate and Improvements in accordance with Lender's rights and remedies with respect to the Collateral; and

(vii) foreclose this Deed of Trust, insofar as it encumbers the Secured Property, either by judicial action or through a public trustee foreclosure sale through the Trustee in the manner provided by statute. Foreclosure through Trustee will be initiated by Lender filing of its notice of election and demand for sale with Trustee. Upon the filing of such notice of election and demand for sale, Trustee shall promptly comply with all notice and other

requirements of the laws of Colorado then in force with respect to such sales, and shall give four weeks' public notice of the time and place of such sale by advertisement weekly five times in some newspaper of general circulation then published in the County in which the Secured Property is located. If this Deed of Trust encumbers more than one parcel of real property, foreclosure may be completed on each parcel separately or on all parcels collectively, as Lender may elect in its sole discretion.

(b) In (i) any action to foreclose the lien of this Deed of Trust or enforce any other remedy of Lender under any of the Loan Documents; or (ii) any other proceeding whatsoever in connection with any of the Loan Documents or the Secured Property in which Lender is named as a party, there shall be allowed and included, as additional indebtedness in the judgment or decree for sale resulting therefrom, all expenses paid or incurred in connection with such proceeding by or on behalf of Lender, including, without limitation, reasonable attorneys' and paralegals' fees, appraisers' fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, land and environmental survey costs, and costs (which may be estimated as to items to be expended after entry of such judgment or decree) of procuring all abstracts of title, title certificates, title searches and examinations, title insurance policies, Torrens certificates and any similar data and assurances with respect to the title to the Secured Property as Lender may deem reasonably necessary either to prosecute or defend in such proceeding or to evidence to bidders at any sale pursuant to such decree the true condition of the title to or value of the Secured Property, incurred by Lender. All expenses and fees of the foregoing nature and such expenses and fees as may be incurred in the protection of the Secured Property and the maintenance of the lien of this Deed of Trust thereon in any litigation or proceeding affecting the Loan Documents or the Secured Property, including probate and bankruptcy proceedings, proceedings to obtain a receiver, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding in connection therewith, shall upon demand of Lender be immediately due and payable by Borrower with interest thereon at the Default Rate from the date of payment of such expenses and fees and shall become a part of the Indebtedness secured by this Deed of Trust.

(c) Nothing in this section dealing with foreclosure procedures or specifying particular actions to be taken by Lender or by Trustee or any officer conducting the foreclosure sale shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by Colorado law, and any such inconsistency shall be resolved in favor of Colorado law applicable at the time of foreclosure.

(d) Unless otherwise provided herein, if Borrower shall at any time fail to perform or comply with any of the terms, covenants and conditions required on Borrower's part to be performed and complied with under any of the Loan Documents or any other agreement that, under the terms of this Deed of Trust, Borrower is required to perform, Lender may, at its option and in its sole discretion:

(i) make any payments hereunder or thereunder payable by Borrower, with interest on all such payments at the Default Rate; and/or

(ii) after the expiration of any applicable grace period and subject to Borrower's right to contest certain Obligations specifically granted in this Deed of Trust, perform any such other acts thereunder on part of Borrower to be performed and enter upon the Secured Property for such purpose.

(e) In any foreclosure sale of the Secured Property, the Secured Property, including the Real Estate and Improvements, may be sold in one parcel (i.e. as a single entity) or in two or more parcels and, otherwise, in such manner or order as Lender, in its sole discretion, may elect, or as the court having jurisdiction over such foreclosure sale may otherwise order or direct.

(f) The proceeds of any foreclosure sale of the Secured Property shall be distributed and applied in accordance with the applicable law of the State or as otherwise directed by order of the court in which this Deed of Trust is foreclosed.

(g) At the conclusion of any foreclosure sale, the officer conducting the sale shall execute and deliver to the purchaser at the sale a certificate of purchase which shall describe the property sold to such purchaser and shall state that upon the expiration of the applicable periods for redemption, the holder of such certificate will be entitled to a deed to the property described in the certificate. After the expiration of all applicable periods of redemption, the officer who conducted such sale shall, upon request, execute and deliver any appropriate deed to the holder of the certificate of purchase or the last certificate of redemption, as the case may be. To the extent permitted by law, Borrower hereby waives its right of redemption in the event of foreclosure.

(h) All remedies of Lender provided for herein are cumulative and shall be in addition to any and all other rights and remedies provided in the other Loan Documents or by law, including any right of offset. The exercise of any right or remedy by Lender hereunder shall not in any way constitute a cure or waiver of any default or Event of Default hereunder or under the Loan Documents, invalidate any act done pursuant to any notice of default or prejudice Lender in the exercise of any of its rights hereunder or under the Loan Documents.

(i) No provisions of this Deed of Trust shall require Lender to exercise any right or remedy available to Lender under this Deed of Trust or under any other Loan Document. At any time subsequent to Lender exercising any right under this Deed of Trust, either directly or through a receiver, Lender, or the receiver acting pursuant to court order, may terminate such action and tender the right to collect Rents and/or the right to possess the Secured Property to Borrower. There are no intended third party beneficiaries to any provision of this Deed of Trust. In the event a foreclosure hereunder shall be commenced by Trustee, Beneficiary may at any time before the sale of the Secured Property direct Trustee to abandon the sale, and may then institute suit for the collection of the Note and/or any other secured indebtedness, and for the foreclosure of this Deed of Trust. It is agreed that if Lender should institute a suit for the collection of the Note or any other secured indebtedness and for the foreclosure of this Deed of Trust, Lender may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee, to sell the Property in accordance with the provisions of this Deed of Trust.

(j) Notwithstanding anything herein to the contrary, and in addition to the remedies available to Lender in this Article Five, Borrower and Guarantor (individually, a "**Liable Party**" and collectively, the "**Liable Parties**") shall immediately and automatically be and become personally liable for the payment of the Indebtedness upon the occurrence of (i) a Transfer in violation of Section 3.11; and/or (ii) any of the bankruptcy-related Events of Default under Sections 4.1(i)(C), 4.1(j), 4.1(k) (solely with respect to authorizing the action set forth in Section 4.1(i)(C)) or 4.1(l) of this Deed of Trust.

ARTICLE SIX
SECURITY AGREEMENT AND FIXTURE FILING

6.1 Security Agreement.

Borrower hereby assigns and grants to Lender a first priority present security interest in and to the Rents, Contract Rights, Intangible Personal Property, Tangible Personal Property, Proceeds, Right to Encumber and Other Rights and Interests described in ARTICLE Two and in and to any other part or component of the Secured Property which may not be deemed real property or which may not constitute a "fixture" (within the meaning of the Code as defined below), and all replacements, substitutions and additions of, for and to the same and the proceeds thereof (collectively, the "**Collateral**") in order to secure payment of the Indebtedness and performance by Borrower of the other Obligations. This Deed of Trust shall constitute a Security Agreement within the meaning of the Uniform Commercial Code as adopted by the State (the "**Code**").

6.2 Fixture Filing.

This Deed of Trust, upon recording or registration in the real estate records of the proper office, shall constitute a "fixture filing" within the meaning of the Code with respect to any and all fixtures included within the foregoing description and definition of the Secured Property and any Collateral that may now be or hereafter become "fixtures" within the meaning of the Code.

6.3 Remedies.

If any Event of Default occurs under this Deed of Trust, Lender, in addition to its other rights and remedies provided under this Deed of Trust, shall have all the rights and remedies available to a secured party under the Code, as well as all other rights and remedies available at law or in equity. Borrower, upon request by Lender, will assemble the Collateral and make it available to Lender at a place Lender designates to allow Lender to take possession or dispose of the Collateral. Borrower agrees that ten (10) days' prior written notice of the time and place of the sale of the Collateral, sent to Borrower in the manner provided for the mailing of notices herein, is reasonable notice to Borrower. The sale of the Collateral may be conducted by an employee or agent of Lender and any Person, including both Borrower and Lender, shall be eligible to purchase any part or all of the Collateral at the sale. The reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Lender shall include, without limitation, reasonable attorneys' and paralegals' fees and legal expenses incurred by

Lender, and shall be paid by Borrower. If permitted by statute or court decision, the Collateral may be sold as part of any foreclosure sale of the Secured Property.

6.4 Waivers.

Borrower waives any right to require Lender to (a) proceed against any Person; (b) proceed against or exhaust any Collateral; or (c) pursue any other remedy in its power. Borrower further waives any defense arising by reason of any power and any defense arising by reason of any disability or other defense of Borrower or any other Person, or by reason of the cessation from any cause whatsoever of the liability of Borrower or any other Person. Until the Indebtedness shall have been paid in full, Borrower shall not have any right to subrogation and Borrower waives any right to enforce any remedy which Borrower now has or may hereafter have against Lender or against any other Person and Borrower further waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Lender for or with respect to the Indebtedness and/or the Obligations.

6.5 Authorization.

Borrower hereby authorizes Lender, at any time and from time to time during the life of the Loan, to file in any filing office in any Code jurisdiction any financing statements, amendments or addendums thereto and continuation statements (the "**UCC Documents**") in order to perfect or continue the perfection of any security interest granted under this Deed of Trust or any of the other Loan Documents. Lender may describe the Collateral in the UCC Documents as "all assets" of Borrower. Borrower agrees to provide any information needed to complete such UCC Documents to Lender promptly upon request.

Borrower shall pay to Lender, within five (5) business days of written demand, any and all costs and expenses incurred by Lender in connection with the preparation, processing and filing of any such UCC Documents, including reasonable attorneys' fees and all disbursements. Such costs and expenses shall bear interest at the Default Rate from the date paid by Lender until the date repaid by Borrower and such costs and expenses, together with such interest, shall be part of the Indebtedness and shall be secured by this Deed of Trust.

6.6 Preservation of Borrower's Existence.

Borrower shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state of its formation and of the State.

6.7 Notice of Change of Location of Collateral.

Without giving at least thirty (30) days' prior written notice to Lender, Borrower shall not add to or change any location at which any of the Collateral is stored, held or located.

ARTICLE SEVEN
MISCELLANEOUS

7.1 Notices, Consents, and Approvals.

Any notice, consent or approval that Lender or Borrower may desire or be required to give to the other shall be in writing and shall be mailed or delivered to the intended recipient thereof at its address set forth below or at such other address as such intended recipient may from time to time by notice in writing designate to the sender pursuant hereto. Any such notice, consent or approval shall be deemed effective if given (a) by nationally recognized overnight courier for next day delivery one (1) business day after delivery to such courier; (b) by United States mail (registered or certified), two (2) business days after such communication is deposited in the mails; or (c) in person, when written acknowledgment of receipt thereof is given. Refusal to accept delivery or the inability to deliver because of a changed address for which no notice was given shall be deemed receipt. Except as otherwise specifically required herein, notice of the exercise of any right or option granted to Lender by this Deed of Trust is not required to be given.

(a) If to Lender:

State Farm Life Insurance Company
One State Farm Plaza
Bloomington, Illinois 61710
Attn: Corporate Law-Investments
Loan No. 15060

and

Jameson Pepple Cantu PLLC
801 Second Avenue, Suite 700
Seattle, Washington 98104
Attn: Mark C. Pepple

(b) If to Borrower:

CSR – Parkhouse, LLC
c/o Centerspace
800 LaSalle Avenue, Suite 1600
Minneapolis, MN 55402
Attention: Joe McComish

and, a copy to, which shall not constitute notice:

Taft Stettinius & Hollister LLP
2200 IDS Center
80 S. 8th Street
Minneapolis, MN 55402
Attn: Steven J. Ryan

Lender's failure to give a copy of any notice to Borrower's counsel shall not invalidate any notice given to Borrower hereunder.

7.2 Time of Essence.

It is specifically agreed that time is of the essence for all of the terms and provisions contained in this Deed of Trust and the other Loan Documents.

7.3 Covenants of Deed of Trust Run with Title to the Real Estate.

The Obligations set forth in this Deed of Trust are intended as, shall be deemed and are hereby declared to be, covenants running with the title to the land which constitutes the Real Estate and any and all portions(s) thereof, and such Obligations shall be binding upon and enforceable by the owner and holder of this Deed of Trust personally against Borrower and any successor in title to Borrower who or which shall acquire and/or hold title to the Real Estate while the same is subject to and encumbered by this Deed of Trust. Every Person that shall have, claim, own, hold, accept or otherwise acquire title to the Real Estate, whether or not such title is reflected in the public records of the State and County in which the Real Estate is located, shall be conclusively presumed and deemed to have consented and agreed to personally perform each and every covenant and obligation of Borrower contained in this Deed of Trust, to the same extent as the original Borrower, whether or not any reference to this Deed of Trust is contained in the document or instrument pursuant to which such Person shall have acquired title to the Real Estate, and whether or not such Person shall have expressly agreed in writing to assume or perform the Obligations of Borrower contained in this Deed of Trust.

7.4 Governing Law.

This Deed of Trust shall be governed by and construed in accordance with the laws of the State. To the extent that this Deed of Trust may operate as a security agreement under the Code, Lender shall have all rights and remedies conferred therein for the benefit of a Secured Party.

7.5 Severability.

If any provision of this Deed of Trust, or any paragraph, sentence, clause, phrase or word, or the application thereof, in any circumstance, is held invalid, the validity of the remainder of this Deed of Trust shall be construed as if such invalid part were never included herein.

7.6 Headings.

The headings of articles, sections, paragraphs and subparagraphs in this Deed of Trust are for convenience of reference only and shall not be construed in any way to limit or define the content, scope or intent of the provisions hereof.

7.7 Grammar.

As used in this Deed of Trust, the singular shall include the plural, and masculine, feminine and neuter pronouns shall be fully interchangeable, where the context so requires.

7.8 Deed in Trust.

If title to the Secured Property or any part thereof is now or hereafter becomes vested in a trustee, any prohibition or restriction contained herein against the creation of any lien on the Secured Property shall be construed as a similar prohibition or restriction against the creation of any lien on or security interest in the beneficial interest of such trust.

7.9 Successors and Assigns.

This Deed of Trust and all provisions hereof shall be binding upon and enforceable against Borrower, its successors, assigns, legal representatives and all other Persons claiming under or through Borrower and the word "Borrower" when used herein shall include all such Persons and any others liable for the payment of the Indebtedness or any part thereof (except Guarantor and any other guarantor), whether or not they have executed the Note or this Deed of Trust. The word "Lender" when used herein shall include Lender's successors, assigns and legal representatives, including all other holders, from time to time, of the Note.

7.10 No Oral Change.

This Deed of Trust may only be modified, amended or changed by an instrument in writing signed by Borrower and Lender and may only be released, discharged or satisfied of record by an instrument in writing signed by Lender. No waiver of any term, covenant, condition or provision of this Deed of Trust shall be effective unless given in writing by Lender, and if so given by Lender shall only be effective in the specific instance in which given.

7.11 Entire Agreement.

This Deed of Trust and the other Loan Documents supersede, in all respects, all prior written or oral agreements between Borrower and Lender relating to the Loan, this Deed of Trust and the other Loan Documents (including, without limitation, the Loan Application submitted by Borrower to Lender in connection with the Loan) and there are no agreements, understandings, warranties or representations between the parties except as set forth in this Deed of Trust and the other Loan Documents.

7.12 Construction.

Borrower acknowledges that Borrower and Borrower's counsel have reviewed this Deed of Trust and the other Loan Documents and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the construction or interpretation of this Deed of Trust or the other Loan Documents or any amendments or schedules to any of the foregoing.

7.13 Limitation of Liability.

In consideration of the security provided by Borrower to Lender for repayment of the Indebtedness, including, without limitation, the liens on and security interests in the Secured Property granted pursuant to this Deed of Trust and the assignment of the Rents and Leases made pursuant to the Assignment of Rents and Leases, upon the occurrence of an Event of Default under this Deed of Trust or under any of the other Loan Documents, Lender agrees that it shall not, except as otherwise set forth in this Section, seek to enforce, nor shall Lender be entitled to enforce, any deficiency or monetary judgment against Borrower, any partner of Borrower, any member of Borrower, any shareholder of Borrower or any beneficiary of Borrower (individually, an "**Exculpated Party**", and collectively, the "**Exculpated Parties**"), personally, and shall not levy or execute judgment upon any property of the Exculpated Parties, other than the Secured Property; it being expressly agreed, acknowledged and understood, however, that the foregoing limitation of the liability of an Exculpated Party shall not apply to, and nothing contained herein shall in any manner or way release, affect or impair:

(a) The existence of the Indebtedness and Obligations created in and evidenced by the Loan Documents;

(b) The enforceability of the liens, security interests and assignments created in and granted by the Loan Documents against the Secured Property;

(c) The enforceability of the Environmental Indemnification Agreement and any Guaranty given to Lender or the full recourse liability of Borrower and Guarantor, as applicable, thereunder; or

(d) The right of Lender to recover, jointly and severally, from the Liable Parties: (i) all Indebtedness as set forth in Section 5.1(j) of this Deed of Trust and (ii) all Losses (as defined in the Note) incurred by Lender (whether directly or indirectly) as set forth in Section 5 of the Note.

7.14 Waiver of Trial by Jury.

BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY ANY PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS DEED OF TRUST OR ANY ACTS OR OMISSIONS OF BORROWER IN CONNECTION THEREWITH OR CONTEMPLATED THEREBY.

7.15 Servicing Fees and Expenses.

Borrower acknowledges and agrees that Lender shall impose certain reasonable administrative processing fees (the "**Servicing Fees**") in connection with (a) the extension, renewal, modification, amendment and termination of the Loan Documents; (b) the release or substitution of collateral therefor; (c) the consideration of any consents, waivers and approvals with respect to the Secured Property or Borrower; (d) the review of any Lease or proposed Lease or the preparation or review of any tenant estoppel certificate or any subordination, nondisturbance and attornment agreement; or (e) any other services provided by Lender or any of its agents to or on behalf of Borrower in connection with the Secured Property, the Loan Documents or the Indebtedness secured thereby (the occurrence of any of the foregoing shall hereafter be referred to as a "**Servicing Action**"). Borrower hereby acknowledges and agrees to pay, immediately, upon demand, all such Servicing Fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature that may be imposed by Lender from time to time in connection with a Servicing Action. Borrower shall also be responsible for the payment of all reasonable fees and expenses of Lender's outside counsel in the event that Lender, in its sole discretion, shall determine that the assistance of an outside attorney is necessary or appropriate to accomplish the Servicing Action.

7.16 Subrogation.

(a) To the extent the proceeds of the Indebtedness are used to pay any outstanding lien, charge or encumbrance affecting the Secured Property (including, without limiting the generality of the foregoing, any prior lien), Lender shall be subrogated to all rights, interests and liens owned or held by any owner or holder of such outstanding liens, charges and encumbrances, irrespective of whether such liens, charges or encumbrances are released of record; provided, however, the terms and provisions hereof shall govern the rights and remedies of Lender and, to the extent permitted by law without impairing any of Lender's rights of subrogation, shall supersede the terms, provisions, rights and remedies under the lien or liens to which Lender is subrogated hereunder.

(b) If all or any portion of the proceeds of the Loan has been advanced for the purpose of paying the purchase price for all or a part of the Secured Property, no vendor's or purchase money lien is waived; and Lender shall have, and is hereby granted, a vendor's or purchase money lien on the Secured Property as cumulative additional security for the secured indebtedness. Lender may foreclose under this Deed of Trust or under the vendor's or purchase money lien without waiving the other or may foreclose under both.

7.17 Modifications and Extensions.

Borrower and Lender may agree to (a) extend the time for payment of all or any part of the Indebtedness; (b) reduce, rearrange or otherwise modify the terms of payment thereof; (c) accept a renewal note or notes therefor; and (d) otherwise deal with the Secured Property or the Loan Documents, all without notice to or the consent of any junior lienholder or any other Person having an interest in the Secured Property and/or Collateral subordinate to the lien of this Deed

of Trust and without the consent of Borrower if Borrower has then parted with title to the Secured Property and/or Collateral. No such extension, reduction, modification, renewal or dealing shall affect the priority of this Deed of Trust or release any liability of Borrower or any other Person or impair the security hereof in any manner whatsoever.

7.18 State Specific Provisions. Borrower and Lender agree and acknowledge that Lender may elect (without any obligation to do so) to make additional advances under the terms of the Note or otherwise, and that any such future advances shall be subject to, and secured by, this Deed of Trust. Should the Obligations decrease or increase pursuant to the terms of the Obligations, the Note or otherwise, at any time or from time to time, this Deed of Trust shall retain its priority position of record until (a) the termination of the Loan Documents, (b) the full, final and complete payment of all the Obligations, and (c) the full release and termination of the liens and security interests created by this Deed of Trust.

[Signature appears on the following page]

IN WITNESS WHEREOF, Borrower has executed this Deed of Trust as of the date first written above.

BORROWER:

CSR – PARKHOUSE, LLC, a Minnesota limited liability company

By: Anne Olson
Name: Anne Olson
Its: President

STATE OF MINNESOTA)
) ss.
COUNTY OF HENNEPIN)

On this 20th day of April 2023, before me the undersigned, a Notary Public in and for said state, personally appeared Anne Olson, personally known to me, or proved to me on the basis of satisfactory evidence, to be the person who executed the within instrument as the President of CSR – PARKHOUSE, LLC, a Minnesota limited liability company, and executed the within instrument on behalf of such limited liability company.

Justin Ziegler
Notary Public

JUSTIN DEAN ZIEGLER
NOTARY PUBLIC - MINNESOTA
MY COMMISSION EXPIRES 01/31/25

EXHIBIT A

LEGAL DESCRIPTION OF REAL ESTATE

The Real Estate is located in Adams County, Colorado, and is more particularly described as follows:

PARCEL I:

Lot 2A-1, 144TH AND WASHINGTON FILING NO. 2, 2ND AMENDMENT, recorded June 8, 2016 at Reception No. 2016000044679, County of Adams, State of Colorado.

PARCEL II:

Lot 1, 144TH AND WASHINGTON FILING NO. 2, recorded October 6, 2014 at Reception No. 2014000068805, County of Adams, State of Colorado.

PARCEL III:

Beneficial easements contained in Easement Agreement (Detention Pond) recorded January 23, 2015 at Reception No. 2015000005170, County of Adams, State of Colorado.

EXHIBIT B

PERMITTED ENCUMBRANCES

1. Liens and security interests granted to Lender.

2. Liens for taxes, fees, assessments and governmental charges not delinquent.

3. Easements, notes, restrictions and rights-of-way, as set forth on the plat of 144th and Washington Filing No. 2, recorded October 6, 2014, at Reception No 2014000068805, in Plat Book F28 at Page 110.
   NOTE: 144th and Washington Filing No. 2, 1st Amendment recorded April 24, 2015 at Reception No.2015000029692, Plat Book F29 at Page 44.
   NOTE: 144th and Washington Filing No. 2, 2nd Amendment recorded June 8, 2016 at Reception No.2016000044679, Plat Book F30 at Page 109.

4. Developer's Agreement 144th and Washington Subdivision Filing No. 2 recorded October 6, 2014 at Reception No.2014000068806.
   NOTE: 1st Amendment to the Developer's Agreement recorded June 5, 2015 at Reception No. 2015000042645.
   NOTE: 2nd Amendment to the Developer's Agreement recorded July 24, 2015 at Reception No. 2015000060004.
   NOTE: 3rd Amendment to the Developer's Agreement recorded September 1, 2015 at Reception No. 2015000072644.
   NOTE: 4th Amendment to the Developer's Agreement recorded March 28, 2016 at Reception No.2016000022496.
   NOTE: 5th Amendment to the Developer's Agreement recorded February 23, 2017 at Reception No. 2017000016622.

5. Terms, provisions, conditions and obligations contained in Easement Agreement (Detention Pond) recorded January 23, 2015 at Reception No. 2015000005170.

6. Grant of Easement recorded June 25, 2015 at Reception No. 2015000049629 and at Reception No. 2015049633.

7. Easement Agreement recorded March 3, 2016 at Reception No. 2016000016340.

8. Condominium Conversion Requirements Agreement recorded February 7, 2017 at Reception No. 2017000011865.
   NOTE: First Amendment to Condominium Conversion Requirements Agreement recorded October 6, 2017 at Reception 2017000087839.

9. Declaration of Restrictions Against Condominium Conversion recorded October 6, 2017 at Reception No. 2017000087840.

10. Minerals and mineral rights conveyed in Correction Mineral Deeds recorded August 12, 2021 at Reception No. 2021000096598 and at Reception No. 2021000096599.